UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2011
Date of Report (Date of earliest event reported)

Red Rock Pictures Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-108690	98-0441032
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

6019 Olivas Park Drive, Suite B
Ventura, California 93003
(Address of principal executive offices) (Zip Code)

(323) 790-1813
(Registrant’s telephone number, including area code)

 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On May 6, 2011, Red Rock Pictures Holdings, Inc., (the “Company”) and Crisnic Fund, S.A., a Costa Rican investment company (“Crisnic”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) whereby Crisnic has agreed to purchase a $650,000 (the “Principal”) Secured Promissory Note (the “Note”) to provide continued funding to the Company for completion of the Somers Project (as defined in the Purchase Agreement) and is secured by the Security Agreement (the “Security Agreement”) entered into with Crisnic. In addition, the Company has agreed to issue Crisnic 11,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) as consideration for entering into the Purchase Agreement.

Pursuant to the Note, the Company has agreed to pay the Principal plus interest at a rate of fifteen percent (15%) per annum on any unpaid principal and accrued interest not repaid by June 30, 2012 (the “Maturity Date”).

Additionally, in consideration for the loan by Crisnic, the Company has agreed to grant a security interest in the Collateral (as defined in the Security Agreement) for the term of the Note.

The foregoing description of the Purchase Agreement, the Note and the Security Agreement is not intended to be complete and is qualified in their entirety by the complete text of the agreements attached as exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the issuance of the Common Stock Shares in Item 1.01 is incorporated herein by reference in its entirety.

The issuance of Common Stock is an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 -Financial Statements and Exhibits

Exhibit Number	Description
4.1	Secured Promissory Note
10.1	Securities Purchase Agreement by and between Red Rock Pictures Holdings, Inc. and Crisnic Fund, SA
10.2	Security Agreement between Red Rock Pictures Holdings, Inc. and Crisnic Fund, SA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Red Rock Pictures Holdings, Inc.

/s/ Reno Rolle
Reno Rolle Chief Executive Officer

Dated: May 10, 2011